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                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

                  AGREEMENT by and among The John Nuveen Company, a Delaware corporation (the "Company"), and Timothy R. Schwertfeger (the "Executive") dated as of the 1st day of November, 2002.

                  The Company has determined that because of the unique nature of the Executive's services to the Company it is in its best interests and those of its shareholders to assure that the Company will have the continued dedication of the Executive, and to provide the Company with the continuity of management the Company considers crucial to ensuring the Company's continued success. Therefore, in order to accomplish these objectives, the Company desires to enter into this Agreement.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                  1. Effective Date. The "Effective Date" shall mean the date hereof.

                  2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof ("Initial Term"); provided, commencing on the second anniversary of the Effective Date and on each anniversary of the Effective Date thereafter, the employment period shall be extended by one year to create a new one year term until, at any time at or after such date, the Company or the Executive delivers a written notice to the other party that the employment period shall expire at the end of such one year term (the Initial Term as so extended is the "Employment Period").

                  3.  Terms of Employment.

                  (a) Position and Duties.

                       (i) During the Employment Period (A) the Executive shall serve in the position set forth on Exhibit A with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position, reporting to the person or persons set forth on Exhibit A, and (B) the Executive's services shall be performed at the location or locations set forth on Exhibit A.

                      (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or


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committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (b)  Compensation.

                      (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") not less than the amount set forth on Exhibit A. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                     (ii) Annual Incentives. For each fiscal year completed during the Employment Period, the Executive shall be entitled to participate in the Company's 2002 Executive Officer Performance Plan or its successor(s), which shall provide for the opportunity to receive an annual incentive award consistent with past practices and competitive pay practices, the value of which is based upon a pre-established formula. The annual incentive award calculated for Executive in accordance with such plan (or its successor(s)) shall be referred to herein as the "Annual Bonus."

                    (iii) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans, practices, policies and programs generally applicable to the most senior executives of the Company on a basis and on terms no less favorable than that provided to the Executive immediately prior to the Effective Date.

                     (iv) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all expenses incurred by the Executive in accordance with the Company's policies for its senior executives.

                      (v) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the senior executives of the Company.

                  4.  Termination of Employment.

                  (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 11(a) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean "total disability" as defined in the

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Company's long-term disability insurance plan (or such other Company-provided long-term disability benefit plan sponsored by the Company in which Executive participates at the time the determination of Disability is made).

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                       (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company (the "Board") or its representative, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                      (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or its affiliates, or

                     (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto; or

                      (iv) a material breach of Section 9 of this Agreement.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's act or omission was in the best interests of the Company . Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board (not including the Executive) after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in subparagraph (i), (ii), (iii) or (iv) above, and specifying the particulars thereof in detail.

                  (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                       (i) any action by the Company which results in a material diminution in the Executive's position, authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, including for this purpose without limitation actions that relate to the Executive's status, offices, titles and reporting relationships and excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

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                      (ii) any failure by the Company to comply with any of the
provisions of Section 3(b) of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                     (iii) the Company requiring the Executive to be based at any office or location other than that provided in Section 3(a)(i)(B) hereof, provided that reasonable travel required in connection with Executive's reporting relationships and responsibilities to the Board shall not be deemed a breach hereof;

                      (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement or the Company giving Executive a notice of the termination of the Employment Period effective at the end of or after the Initial Term, pursuant to Section 2;

                       (v) any failure by the Company to comply with and satisfy
Section 10(b) of this Agreement, or

                      (vi) the failure of the Board to nominate the Executive for election to the Board or to appoint the Executive to the applicable Committee of the Board, or the Board effects the Executive's removal as a member of the Board or a member of the applicable Committee or in the event the Executive is not elected to the Board at any annual or special meeting of the stockholders and the Board does not immediately thereafter elect the Executive to the Board (to the extent legally permitted to do so).

                       Notwithstanding anything herein to the contrary, any termination of Executive's employment with the Company under the following circumstances shall be deemed to be a termination for Good Reason for all purposes of this Agreement:

                  A. any termination of Executive's employment which would constitute a "Qualifying Termination" under The St. Paul Companies, Inc. ("St. Paul") Amended and Restated Special Severance Policy as in effect from time to time, or any successor plan or policy, if Executive were a "Tier 1" employee (or other term designating the most senior management level) of St. Paul; or

                  B. the resignation by the Executive for any reason during the 60-day period following the six-month anniversary of a Change of Control of the Company (as defined from time to time under the Second Amendment and Restatement of The John Nuveen Company 1996 Equity Incentive Award Plan or any successor thereto (the "Nuveen Plan")), where Executive was not actively and substantively involved in the negotiation of the terms of such Change of Control transaction or event; or

                  C. the resignation by the Executive at any time during the two-year period following a Change of Control of the Company (as defined from time to time under the Nuveen Plan), in connection with which, or subsequent to which, (1) Executive's position, title, authority, duties or responsibilities are changed adversely, (2) any change is made, without Executive's consent, to the business strategy or business operations of the Company which is inconsistent with the business strategy or business

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         operations of the Company immediately prior to such Change of Control, or (3) Executive is asked to any person (i) other than the board of directors of a publicly traded company that is the Company or a successor to the Company (if the Company is publicly traded immediately prior to such Change of Control) or (ii) the Chief Executive Officer of the ultimately parent company of the acquiring company (in the event the Company is no longer publicly held and this Agreement remains in effect immediately prior to such Change of Control).

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder. In the event of any termination of employment the Executive shall resign from all positions with the Company and its affiliates.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  5.  Obligations of the Company upon Termination.

                  (a) Good Reason; Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                       (i) except as specified below, the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                       A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and
         (2) the product of (x) the average Annual Bonus paid to the Executive in respect of the three completed fiscal years prior to the Date of Termination (the "Recent Average Bonus"), and (y) a fraction, the

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         numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2), shall be hereinafter referred to as the "Accrued Obligations"); and

                       B. the amount equal to the product of (x) three and (y) the sum of (I) the Executive's Annual Base Salary and (II) the Recent Average Bonus; and

                       (ii) any stock options, restricted stock and restricted share units held by the Executive or a permitted transferee (whether granted under this Agreement or otherwise) shall vest immediately (with option exercisability continuing until the end of the option term); and

                      (iii) for three years after the Executive's Date of Termination, the Company shall continue welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 3(b)(iii) of this Agreement if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company and its subsidiaries applicable generally to other peer executives and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed (for purposes of both age and service) until three years after the Date of Termination and to have retired on the last day of such period; and

                       (iv) the Executive shall be deemed to have an additional three years of age and service for purposes of the Company's defined benefit pension plans, which benefit shall be paid through a nonqualified pension plan of the Company; and

                        (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates (such amounts and benefits, the "Other Benefits") in accordance with the terms and normal procedures of each such plan, program, policy or practice.

                  (b) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay or provide to the Executive an amount equal to the amount set forth in clause (1) of Section 5(a)(i)(A) above, and the timely payment or provision of the Other Benefits, in each case to the extent theretofore unpaid. In the event the Executive gives the Company notice of termination of the Employment Period effective at the end of or

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after the Initial Term, pursuant to Section 2, the Company shall pay Executive the Accrued Obligations provided for in Section 5(a)(i)(A)(1), and shall provide the Executive (and his spouse, as applicable) Other Benefits.

                  (c) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of the Other Benefits. Additionally, any stock options, restricted stock and restricted stock units (collectively, "Stock Awards") held by the Executive shall immediately vest. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

                  (d) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Additionally, all Stock Awards shall immediately vest. With respect to the provision of Other Benefits upon the Executive's Disability, the term Other Benefits as utilized in this
Section 5(d) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to senior executives of the Company.

                  6. Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company, or any of its affiliates and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company, or its affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or its affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. As used in this Agreement, the terms "affiliated companies" and "affiliates" shall include any company controlled by, controlling or under common control with the Company.

                  7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee


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of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), if the Executive prevails on any material claim made by Executive, and disputed by the Company under the terms of this Agreement.

                  8. Certain Additional Payments by the Company. If at any time for any reason any payment or distribution (a "Payment") by the Company or any other person or entity to or for the benefit of the Executive is determined to be a "parachute payment" (within the meaning of Section 280G (b) (2) of the Code), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with or arising out of his employment with the Company or a change in ownership or excise tax imposed by
Section 4999 of the Code or any interest or penalties are incurred by the Executive ( the "Excise Tax"), then within a reasonable period of time after such determination is reached the Company shall pay to the Executive an additional payment (the "Gross-Up Payment") in an amount such that the net amount retained by the Executive, after deduction of any Excise Tax on such Payment and any federal, state or local income or employment tax or other taxes and Excise Tax on the Gross-Up Payment, shall equal the amount of such Payment (including any interest or penalties with respect to any of the foregoing). All determinations concerning the application of the foregoing shall be made by a nationally recognized firm of independent accountants (together with legal counsel of its choosing) selected by the Company after consultation with the Executive (which may be the Company' independent auditors), whose determination shall be conclusive and binding on all parties. The fees and expenses of such accountants and counsel (including counsel for the Executive) shall be borne by the Company. If such independent auditors determine that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on his Federal income tax return. In the event the Internal Revenue Service assesses the Executive an amount of Excise Tax in excess of that determined in accordance with the foregoing, the Company shall pay to the Executive an additional Gross-Up Payment, calculated as described above in respect of such excess Excise Tax, including a Gross-Up Payment in respect of any interest or penalties imposed by the Internal Revenue Service with respect to such excess Excise Tax.

                  9.  Confidential Information/Nonsolicitation.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the company or as may otherwise be required by law or legal process (provided the company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, except as reasonably necessary in

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connection with enforcement of the Executive's right under this
Agreement or his defense of any civil or criminal investigation or proceeding.

                  (b) While employed by the Company or any of its subsidiaries and for twelve months after the Executive's termination of employment, the Executive will not, directly or indirectly, solicit for employment by other than the Company or its subsidiaries or hire any person employed by the Company or its subsidiaries at any time during the six months prior to the Executive's Date of Termination.

                  (c) The provisions of this Section 9 shall remain in full force and effect until the expiration of the period specified herein notwithstanding the earlier termination of the Executive's employment hereunder.

                  10. Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  11. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The parties hereto irrevocably agree to submit to the jurisdiction and venue of the courts of the State of Delaware, in any action or proceeding brought with respect to or in connection with this Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

         At the most recent address on file for the Executive at the Company.

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         If to the Company:

         The John Nuveen Company
         333 West Wacker Drive
         Chicago, Illinois 60606
         Attention:   President

         With a copy to the Company's General Counsel at the same address or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

                                                  /s/  Timothy R. Schwertfeger
                                                  ----------------------------
                                                            Executive


                                                  THE JOHN NUVEEN COMPANY


                                                  By: /s/  Alan G. Berkshire
                                                      --------------------------
                                                  Title: Senior Vice President
                                                         -----------------------


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                                                                       Exhibit A


Executive: Timothy R. Schwertfeger

Positions: Chairman and Chief Executive Officer of the Company; member of all committees of the Board of Directors of the Company other than the Audit Committee, the Compensation Committee and the Nominating Committee; Chairman of the Executive Committee and Bonus Committee of the Board of Directors

Reporting relationship: Directly to the Board of Directors

Location: Chicago, Illinois

Annual base salary: $750,000